Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Gulf Resources, Inc.
No. 99, Wenchang Road
Chenming Industrial Park
Shouguang City
Shandong
China

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement No. 333-164444 of our report dated March 16, 2011, relating to the consolidated financial statements of Gulf Resources, Inc. appearing in the Company’s Annual Report on Form 10-K for the years ended December 31, 2010 and 2009.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Ltd
BDO Limited
Hong Kong

May 26, 2011